UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 17, 2016

EHEALTH, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CALIFORNIA 94043
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2016, eHealth, Inc., (the “Company”) via its wholly-owned subsidiary, eHealthInsurance Services, Inc. entered into a Ninth Amendment to Lease and Acknowledgment to Standard Lease Agreement (Office) (the “Lease Amendment”) with Carlsen Investments, LLC (“Landlord”) to amend the Standard Lease Agreement (Office) dated as of June 10, 2004, as amended (the “Lease”) relating to the Company’s office space in Gold River, California. The Lease Amendment provides for the extension of the Lease for two years, beginning January 1, 2019 to December 31, 2020 (the “Extended Term”). In addition, the Company has an option to extend the Lease one time for a three year term at the end of the Extended Term. The monthly base rent for the Lease shall be as follows:

Dates	Monthly Base Rent Per Square Foot	Monthly Base Rent
July 21, 2016 to December 31, 2016	$1.97	$88,133
January 1, 2017 to December 31, 2017	$2.02	$90,371
January 1, 2018 to December 31, 2018	$2.07	$92,607
January 1, 2019 to December 31, 2019	$2.12	$94,845
January 1, 2020 to December 31, 2020	$2.17	$97,081

The foregoing description of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Ninth Amendment to Lease and Acknowledgment to Standard Lease Agreement (Office) dated August 17, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2016	/s/ Scott N. Flanders

Scott N. Flanders
Chief Executive Officer